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                                                                      EXHIBIT 23

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     KPMG LLP
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The Board of Directors
Laurel Capital Group, Inc.:

We consent to incorporation by reference in the Registration Statement No. 33-80798 on Form S-8 of Laurel Capital Group, Inc. of our report dated
August 30, 2004, relating to the consolidated statements of financial condition of Laurel Capital Group, Inc. and subsidiary as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2004, which report is incorporated by reference in the June 30, 2004, annual report on Form 10-K of Laurel Capital Group, Inc.


                                                                    /s/ KPMG LLP


Pittsburgh, Pennsylvania
September 27, 2004